2022 THIRD QUARTER EARNINGS October 27, 2022

® 2 This presentation contains statements regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) future performance, including expectations, objectives, and forecasts about operating results (including 2022, 2023, and 2024 non-GAAP core earnings), equity needs, debt needs, rate base growth, capital expenditures, expense reductions, wildfire risk mitigation, and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with: • wildfires that have occurred in the Utility’s territory, including the extent of the Utility’s liability in connection with the 2019 Kincade fire, the 2020 Zogg fire (including the outcome of the criminal complaint filed in connection with the 2020 Zogg fire), the 2021 Dixie fire, the 2022 Mosquito fire, and future wildfires; • the Utility’s ability to recover wildfire-related costs, including costs for the 2021 Dixie fire, from the Wildfire Fund (including the Utility’s maintenance of a valid safety certificate and whether the Wildfire Fund has sufficient remaining funds) and through the WEMA and FERC TO rate cases; and the timing of insurance recoveries; • the Utility’s implementation of its wildfire mitigation programs, including the Public Safety Power Shutoff program, EPSS, situational awareness and response, the undergrounding initiative, and the programs’ effectiveness; • the Utility’s ability to safely and reliably operate, maintain, construct and decommission its facilities; • the Utility’s ability to obtain wildfire insurance at a reasonable cost in the future, or at all; the adequacy of insurance coverage and scope of limitations; the ability to obtain recovery of insurance premiums; the timing and extent of insurance recoveries; and the Utility's proposal to self-insure; • changes in the electric power and gas industries driven by technological advancements and a decarbonized economy; • a cyber incident, cyber security breach, severe natural event, or physical attack; • severe weather conditions, extended drought, and climate change, particularly their impact on the likelihood and severity of wildfires; • the impact of legislative and regulatory developments, including those regarding wildfires, the environment, California’s clean energy goals, the nuclear industry, regulation of utilities and their holding companies, municipalization, privacy, and taxes; • the timing and outcome of FERC and CPUC proceedings, including regarding ratemaking, cost recovery, and the application to transfer non-nuclear generation assets; • the outcome of self-reports, investigations or other enforcement actions, including the EOEP and other enforcement proceedings; • PG&E Corporation and the Utility’s substantial indebtedness, which may adversely affect their financial health and limit their operating flexibility; • the ability of PG&E Corporation and the Utility to finance through securitization up to $2.4 billion of remaining fire risk mitigation capital expenditures that were or will be incurred by the Utility; • the timing and outcome of PG&E Corporation’s and the Utility’s litigation, including unresolved claims from the Chapter 11 proceedings, securities class action claims, wildfire-related litigation, and appeals of the Confirmation Order; • future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust; • the Utility’s ability to retain or contract for the workforce to execute its wildfire mitigation initiatives; • the Utility’s ability to control operating costs, timely recover costs through rates and achieve projected savings, and the extent of excess unrecoverable costs; • the tax treatment of certain assets and liabilities, including whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; • the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021, their joint quarterly report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”), and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-Q. Unless otherwise indicated, the statements in this presentation are made as of October 27, 2022. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on October 27, 2022 and is also available on PG&E Corporation’s website at www.pgecorp.com. Forward-Looking Statements

® 3 Presentation endnotes are included in Appendix 9. Guidance 2022 On Track 2023 2024 EPS1 $1.09 - $1.11 Up at Least 10% $1.19 - $1.23 Up at Least 10% Up at Least 10% New Equity $0 $0 $0 …For Customers And Investors Delivering On 2022, Introducing 2023… EPS Growth • At Least 10% for 2022-2024 • At Least 9% in 2025 and 2026 Results • Third Quarter - 29¢ • Third Quarter Year to Date - 84¢ NON-GAAP CORE EPS1 Delivered On Track

® 4 Presentation endnotes are included in Appendix 9. System Resilience • Improved Response to Extreme Heat Conditions • Wildfire Mitigation: Layers of Protection …And Earning Trust 2022: Mitigating Risk… Mitigating Financial Risk Working with California • Undergrounding Legislation • (SB 884) • Diablo Canyon Legislation (SB 846) Customers • Simple, Affordable Model • Improved EPSS Outage Response • Generation Minority Interest Sale Investors • Non-GAAP Core EPS Growth1 • At Least 10% for 2022-2024 • At Least 9% in 2025 and 2026 • Stronger Balance Sheet • No Equity Through 2024 Mitigating Physical Risk

® 5 Presentation endnotes are included in Appendix 9. Adding Layers Of Protection… …Innovating Beyond Ninety Percent 100% 80% 60% 40% 20% 0% PG&E actions have mitigated 90% of wildfire risk1 Partial Voltage Detection and Downed Conductor Technology + Wildfire Mitigation Programs (System Hardening/Undergrounding, Vegetation Management, Enhanced Inspections and Repairs) Enhanced Powerline Safety Settings (EPSS) Situational Awareness & Response Public Safety Power Shutoff

® 6 Presentation endnotes are included in Appendix 9. An Adaptive, Systematic, Risk Mitigation Approach… EPSS and PSPS address a significant portion of the wildfire risk EPSS enabled PSPS Moist Fuels Very Dry Fuels Fire Potential Index1 + Wind Event In 2012-2020, 95% of acres burned and 100% of structures burned occurred under R3 or greater conditions. …Provides Layers Of Protection R1 R2 R3 R4 R5 R5+ Ignition Impact Measure shows that EPSS is working2 36% More days in 2022 with R3+ Fire Potential Index Conditions, relative to 2018-2020 99% Reduction in acres impacted, relative to 2018-20203

® 7 Presentation endnotes are included in Appendix 9. Simple, Affordable Model… …Mitigating Financial Risk OPPORTUNITIES1 Customer Capital Investment ~9% Long-Term Factors: Offset Customer Investment -O&M Cost Reduction (Non-Fuel)2 2% -Electric Load Growth3 1% - 3% -Other (Including Efficient Financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4%

The Right Solutions for California…

SB 884 Undergrounding Legislation

Pre-Legislation	Benefits
▪ Annual targets for undergrounding projects approved by OEIS in the Wildfire Mitigation Plan ▪ Cost recovery approved in 4-year GRC cycle ▪ Limited workplan cost certainty	✓ 10-Year Long-Term Plan, 18-Month Expedited Review ✓ Predictable Cost Recovery ✓ Efficient Work Planning = Cost Savings for Customers

SB 846 Diablo Canyon Legislation

Pre-Legislation	Benefits
▪ Diablo Canyon retirement in 2024 and 2025 ▪ High renewable replacement costs	✓ **Stability for California:** 5-year extension ✓ **Financial Risk Mitigation:** Appropriate compensation ✓ **Reinvestment for Customers:** Simple, Affordable Model

… Provide Stability For Customers And Investors

8

® 9 Engaging With Policymakers… …Earning Trust Pending items in blue 2019 Wildfire Insurance Fund Legislation Passes (AB 1054) 2020 FERC Approval of TO20 Settlement (10.45% ROE through 2023) Interim Rate Relief Authorized 2020 GRC Final Decision 2021 Favorable Final Decisions in the First AB 1054 Securitization, Short- Term Debt Financing and Long-Term Debt Financing Proceedings 2022 Diablo Canyon Legislation Passes (SB 846) Undergrounding Legislation Passes (SB 884) Recommended to Exit Enhanced Oversight Enforcement 2022 and 2023 Cost of Capital Decisions Expected 2023 2023 GRC Decision Scheduled 10-Year Undergrounding Plan to be Filed Proposed Generation Asset Minority Interest Sale

® 10 Presentation endnotes are included in Appendix 9. Metric 2022 Status1 2022 Goal 2022-2026 Goal • Annual CPUC Reportable Ignitions greater than or equal to 100 acres2 1 0 0 • Undergrounding Circuit Miles3 175 3,600 • Gas Distribution Main Replacement Miles4 203 220 1,150 • Annual O&M Cost Reduction (Non-Fuel)5 2% 2% • Non-GAAP Core EPS Growth6 At least 10% 2022-2024 at least 10% 2025 & 2026 at least 9% • Rate Base Growth7 ~6% ~9.5% CAGR • FFO/Debt8 >13% Mid-to-high teens by 2024 • Debt Paydown Rate Neutral Securitization $2+ billion PG&E Corporation debt paydown Report Card… …On TargetChanges from prior quarter noted in blue C U ST O M ER W IL D FI R E FI N AN C IA L

® 11 Presentation endnotes are included in Appendix 9. $1.00 5¢ 6¢ 1¢ 2¢ (6¢)-(5¢) 2022 Non-GAAP Core EPS1 On Track. . . …Opportunity to Reinvest For Customers First Nine Months Up 12¢ Fourth Quarter Forecast $1.09- $1.11 2021 Full Year (diluted)2 Customer capital investments (rate base growth) Cost reductions Regulatory, taxes, reinvestment and other Reinvestment and other Cost reductions Customer capital investments (rate base growth) 2022 Full Year (diluted) 1¢-2¢

® 12 Presentation endnotes are included in Appendix 9. Guidance 2022 On Track 2023 2024 EPS1 $1.09 - $1.11 Up at Least 10% $1.19 - $1.23 Up at Least 10% Up at Least 10% New Equity $0 $0 $0 Guidance Supports Investment. . . …For Customers And Investors ~$36B Last Five Years 2017 to 2021 Customer Investment (CapEx) Five Year Plan 2022 to 2026 UP 40% ~$50B

® 13 Presentation endnotes are included in Appendix 9. Simple, Affordable Model… …For Customers And Investors MODEL1 FUTURE Customer Capital Investment ~9% Long-Term Factors: Offset Customer Investment -O&M cost reduction (non-fuel)2 2% -Electric load growth3 1% - 3% -Other (including efficient financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4% EFFICIENT FINANCING Sale of a Minority Interest in Pacific Generation LLC POSSIBLE EXAMPLES OF O&M COST REDUCTION (NON-FUEL) ANNUAL in Millions 2022 Plan Long- Term Plan Good Business Decisions -Attrition $25 $25 -Contracting 150 50 -Capital Conversion 150 50 -Automation 5 25 Savings through Lean -Planning and Execution Improvements 30 130 Net Cost Increases (160) (80) Net Savings $ 200 $ 200 Percent Savings 2% 2% Customers  No bill impacts  Retain generation market pricing benefits Investors  Alternative to potentially dilutive equity issuance  Additional capital sources for generation safety and reliability investment

Regulatory And Legislative Highlights…

PG&E

Cost of Capital	• 2022: Proposed and alternate proposed decisions received • 2023: Final decision expected Q4 2022
2023 GRC	• Self-insurance settlement filed with CPUC • Final decision scheduled for Q3 2023
Wildfire-Related Cost Recovery	• $800M Approved for rate inclusion • $2.1B Pending final CPUC decision • $2.8B To be filed
Undergrounding and Diablo Canyon Legislation	• SB 884: Support for a 10-year undergrounding plan • SB 846: Supports continuation of DCPP

…Enabling The Simple, Affordable Model

14

® 15 Presentation endnotes are included in Appendix 9. Value Proposition… …Better For Customers AND Investors Non-GAAP Core EPS1 (CAGR) 2022-2024 2025-2026 10% Non-GAAP Core EPS Growth At least 10% At least 9% Dividend Eligibility reached mid-20232 Annual Non-GAAP Core EPS Growth & Dividend Yield At least 10% At least 10% Rate Base Growth (CAGR)3 ~9.5% O&M Cost Reduction (Non-Fuel)4 2% Annually FFO/Debt5 Mid-to-high teens by 2024 Changes from prior quarter noted in blue

® 16 Presentation endnotes are included in Appendix 9. System Resilience • Improved Response to Extreme Heat Conditions • Wildfire Mitigation: Layers of Protection …And Earning Trust 2022: Mitigating Risk… Mitigating Financial Risk Working with California • Undergrounding Legislation • (SB 884) • Diablo Canyon Legislation (SB 846) Customers • Simple, Affordable Model • Improved EPSS Outage Response • Generation Minority Interest Sale Investors • Non-GAAP Core EPS Growth1 • At Least 10% for 2022-2024 • At Least 9% in 2025 and 2026 • Stronger Balance Sheet • No Equity Through 2024 Mitigating Physical Risk

Q&A

Appendix

® 19 Table of Contents Appendix 1 2022 Factors Impacting Earnings Slide 20 Appendix 2 2023 Factors Impacting Earnings Slide 21 Appendix 3 CapEx and Rate Base Slide 22 Appendix 4 Expected Recovery of Wildfire-Related Costs Slide 23 Appendix 5 SB 846 Diablo Canyon Legislation Slide 24 Appendix 6 Wildfire Mitigation Plan Progress Slide 25 Appendix 7 PG&E Utility Securitization Program Slide 26 Appendix 8 Regulatory Progress Slide 27 Appendix 9 Presentation Endnotes Slide 28-30 Appendix 10 Supplemental Earnings Materials Slide 31-45

Appendix 1: 2022 Factors Impacting Earnings

Key Ranges

Non-GAAP Core EPS

$1.09 - $1.11

New Equity

$0

Weighted Average Rate Base[1]

Equity Ratio:[2] *52%* ***Return on Equity:***[3] *10.25%*

General Rate Case	~$32.9B
Gas Transmission & Storage	~$6.2B
Transmission Owner	~$10.7B
Total Rate Base	**~$49.8B**

Non-Core Items[4]

($ millions after tax)

Estimated non-core items guidance	$220 - $630
Non-cash portion [5]	*$120*

Key Factors Affecting Non-GAAP Core Earnings[6]

($ millions after tax)

-	Unrecoverable interest expense [7]	$330 - $370
+	Other earnings factors including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs	

Changes from prior quarter noted in blue

Presentation endnotes are included in Appendix 9.

20

® 21 Presentation endnotes are included in Appendix 9. Non-Core Items4 Key Factors Affecting Non-GAAP Core Earnings6 Appendix 2: 2023 Factors Impacting Earnings ($ millions after tax) - Unrecoverable interest expense 7 $370 - $430 + Other earnings factors including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs Weighted Average Rate Base1 ($ millions after tax) Estimated non-core items guidance $50 - $460 Non-cash portion 5 $(270) General Rate Case ~$44.5 - $48.5B Transmission Owner ~$11.5B Total Rate Base ~$56 - $60B Equity Ratio:2 52% Return on Equity:3 10.25% Key Ranges Non-GAAP Core EPS $1.19 - $1.23 New Equity in 2023 and 2024 $0

® 22 Presentation endnotes are included in Appendix 9. 2021 Actuals 2022 2023 2024 2025 2026 Appendix 3: CapEx And Rate Base ~9.5% CAGR on equity rate base 2021-2026 $47.1 projected Weighted average rate base ($B) ~$49.8 $56-$60 $60-$67 $62-$74 $65-$82 Potential Growth Opportunities • Undergrounding • Additional wildfire mitigation (including remote grid integration) • Transportation electrification Transmission Owner Gas Transmission & Storage (GT&S) General Rate Case (GRC) Separately Funded Above Authorized GRC & GT&S rate cases will be combined starting in 2023 $8.6 $7.8-9.4 $7.9-11.2 $7.9-12.2 $8.0-12.7 $8.1-13.3 2021 Actuals 2022 2023 2024 2025 2026 CapEx ($B) 1 projected Subject to Ongoing and Future Recovery Requests • 2023 GRC request (Sept. ’22 update filing) • Oakland HQ Purchase 3 • Undergrounding (~20% of 2022-2026 CapEx) • Transportation electrification Transmission Owner GRC and GT&S AB1054 Fire Risk Mitigation 2 Spend Above Currently Authorized

® 23 Presentation endnotes are included in Appendix 9. Pending & Future Cost Recovery (Settled, Filed or Yet to be Filed) Application Balance at 9/30/22 Expected Amortization Expected Rate Recovery by Year (subject to CPUC authorization) 2022 2023 2024+ 2020 WMCE (Settled) 591 24 months - 296 295 2021 WMCE (Filed) 1,498 24 months - 753 745 TBD (Yet to be Filed) 2,776 TBD - - 2,776 Total 4,865 - 1,049 3,816 Total 5,702 194 1,692 3,816 $ in Millions Approved Cost Recovery (Final Decisions) Application Balance at 9/30/22 Recovery Through Expected Rate Recovery by Year 2022 2023 2020 GRC1 630 Dec. 2023 117 514 2018 CEMA 207 Dec. 2023 78 129 Total 837 194 643 Expected Cash Flow Recovery from Previously Incurred Wildfire-Related Spend2 $0.8B Approved for Rate Inclusion $2.1B Pending Final Decisions $2.8B Yet to be Filed $5.7B Total Appendix 4: Expected Recovery Of Wildfire- Related Costs

® 24 Presentation endnotes are included in Appendix 9. Appendix 5: SB 846 Diablo Canyon Legislation $140 - 165 per MWh Alternative New Renewable Baseload Generation $60 per MWh Diablo Canyon Cost Recovery People Planet Prosperity 2022-20241 2025-20302  Ongoing O&M and rate base recovery through the GRC  $1.4B in state funding available to cover extension costs; to be reimbursed from any DOE program proceeds  $7/MWh transition fee starting 9/2/2022 (up to $300M) available to invest into the business  $100M/year in lieu of traditional rate base return  O&M and capex annual automatic true- up mechanism  $13/MWh performance fee upside to be deployed for customer benefit Pre-Extension Period Extension Period Estimated Cost of Diablo Canyon Extension Compared to Alternative Non-GHG Emitting Technologies

® 25 Presentation endnotes are included in Appendix 9. Appendix 6: Wildfire Mitigation Plan Progress1 Sectionalizing Devices 241 899 1,209 1,340 2019 2020 2021 2022 Enhanced Vegetation Management 2,498 4,376 6,359 7,813 2019 2020 2021 2022 System Hardening 188 530 741 1,110 2019 2020 2021 2022 1,340 Devices Installed 7,813 Lines Miles Completed 1,110 Line Miles Hardened Weather Stations 627 1,005 1,313 1,401 2019 2020 2021 2022 HD Cameras 133 349 502 593 2019 2020 2021 2022 Undergrounding 1,401 Stations Installed 593 Cameras Installed 220 Miles Completed 7 48 120 220 2019 2020 2021 2022

® 26 Appendix 7: PG&E Utility Securitization Program The Utility has completed roughly $8.4B of the $10.7B securitization issuances expected over the next several years • AB 1054 signed into law on July 12, 2019 • Up to $3.2B across several bond issuances • Reimburse capital expenses associated with wildfire risk mitigation • Initial financing order issued June 24, 2021, which became final, non-appealable on July 6, 2021 • Final Decision issued August 5, 2022 granting authority to securitize up to $1.4B recovery bonds • $860M recovery bonds issued in November 2021 • Second issuance expected Q4 2022 - Q1 2023 • SB 901 signed into law on September 21, 2018 • Up to $7.5B in up to three issuances by December 31, 2022 • Pay or reimburse the Utility for the payment of costs and expenses relating to catastrophic wildfires ignited in 2017 • Financing order issued on May 11, 2021 • Financing order became final and non-appealable as of February 28, 2022 Issuances complete • $3.6B issued in May 2022 • $3.9B issued in July 2022 Statutory Authority: Total Issuance Amount: Use of Proceeds: Financing Order: Securitization Timing: Rate Neutral Securitization A.20-04-023 AB 1054 Securitization A.22-03-010 Complete Changes from prior quarter noted in blue

® 27 Presentation endnotes are included in Appendix 9. Appendix 8: Regulatory Progress Regulatory Case/Filing Docket Status as of October 2022 Expected Milestones1 2023 GRC A.21-06-021 2023 GRC Filed 6/30/21 Supplemental Testimony Filed 2/25/22 Self-Insurance Settlement Filed 10/7/22 Proposed Decision Q3 2023 Self-Insurance Decision Requested by February 2023 2022 Cost of Capital A.21-08-013/014/015 2022 Application Filed 8/23/21 ACCAM Trigger 9/30/21 Proposed Decision and Alternate Proposed Decision Issued 9/30/22 Final Decision Q4 2022 2023 Cost of Capital A.22-04-008 2023 Application Filed 4/20/22 Scoping Memo Issued 7/12/22 Reply Briefs 9/30/22 Final Decision Q4 2022 2020 WMCE A.20-09-019 Application Filed 9/30/20 Settlement Filed 9/21/21 Proposed Decision and Alternate Proposed Decision Issued 10/11/22 2021 WMCE A.21-09-008 Application Filed 9/16/21 2022 Wildfire Mitigation Plan R.18-10-007 Filed 2/25/22 Draft Decision Issued 10/6/22 Reply Comments Q4 2022 2022 Safety Certificate Provided Comments on Draft Guidelines 8/8/22 Submitted Request 9/14/22 Minority Interest Sale in Pacific Generation LLC Filed 9/28/22 Final Decision Q2 2023 Close Transaction Q4 2023 Changes from prior quarter noted in blue

® 28 Slide 3: Delivering On 2022, Introducing 2023 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. Slide 4: 2022: Mitigating Risk 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. Slide 5: Adding Layers Of Protection 1. Based on a comparison in the Utility's GRC testimony of the wildfire risk score for a baseline risk level to a risk level reflecting the Utility’s mitigation work. Risk scores are calculated using the scoring methodology established by the CPUC in the Safety Model Assessment Proceeding, which reflects the frequency with which various risks are expected to occur and the potential safety, reliability, and financial impacts of varying degrees of wildfire severity. Slide 6: An Adaptive, Systematic, Risk Mitigation Approach 1. The Fire Potential Index combines fire weather parameters (wind speed, temperature, and vapor pressure deficit), dead and live fuel moisture data, topography, and fuel model data to rank fire danger on a scale from R1 to R5-Plus. 2. Measures acres burned by CPUC-reportable ignitions in HFTDs associated with primary distribution assets. The Ignition Impact Measure is intended the evaluate the effectiveness of EPSS and does not reflect the efficacy of all wildfire mitigation initiatives .A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (either transmission or distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. 3. Compares data as of September 30, 2022 to an average of the same period for the years 2018-2020. Slide 7: Simple, Affordable Model 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; the availability, cost, coverage, and terms of the Utility’s insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide 10: Report Card 1. Green checks indicate on track to meet 2022 target. 2. Measures the number of fire ignitions that result in fires equal to or greater than 100 acres in the Utility's High Fire Threat Districts and reportable to the CPUC per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (either transmission or distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. The Utility filed an Electric Incident Report on the Old Fire because Cal Fire collected utility equipment, and there was media attention. However, this ignition is not recorded as a CPUC-reportable ignition because the Utility is not aware of any damage to its equipment at the suspected ignition point. Cal Fire is continuing its investigation into the cause of the Old fire. Recorded 1 refers to the 2022 Mosquito fire. PG&E Corporation’s and the Utility’s investigation into the cause of the 2022 Mosquito fire is not complete. US Forest Service is continuing its investigation into the cause of the Mosquito fire. 3. 2022-2026 goal assumes authorization of all funding applicable for undergrounding requested in the 2023 General Rate Case and will be updated based on the final decision. 4. 2022-2026 goal assumes authorization of all funding applicable for gas distribution main replacement requested in the 2023 General Rate Case and will be updated based on the final decision. 5. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions available for redeployment. 6. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. 7. In accordance with AB 1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 8. As calculated according to S&P Global’s methodology. Appendix 9: Presentation Endnotes Slide titles are hyperlinks

® 29 Appendix 9: Presentation Endnotes Slide 11: 2022 Non-GAAP Core EPS On Track 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. 2. Non-GAAP Core EPS for the full year 2021 was $1.00 per share on a fully diluted basis and $1.08 using a basic share count. The impact of dilution was $(0.08) per share. See Appendix 9, Exhibit A of the earnings presentation for the fourth quarter and full year 2021, available here, for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 9, Exhibit H for the use of non-GAAP financial measures. Slide 12: Guidance Supports Investment 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. Slide 13: Simple, Affordable Model 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; the availability, cost, coverage, and terms of the Utility’s insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide 15: Value Proposition 1. Non-GAAP core earnings per share is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non- GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. 2. Pursuant to the Confirmation Order, PG&E Corporation agreed to not pay common dividends until it has recognized $6.2 billion in non-GAAP core earnings after the Plan effective date. Subject to the foregoing restriction, any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, PG&E Corporation’s results of operations, financial condition, cash requirements, contractual restrictions, and other factors that the Board of Directors may deem relevant. 3. In accordance with AB 1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 4. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions available for redeployment. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 5. As calculated according to S&P Global’s methodology. Slide 16: 2022: Mitigating Risk 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 10, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 10, Exhibit F for the use of non-GAAP financial measures. Slide titles are hyperlinks

® 30 Appendix 9: Presentation Endnotes Slide 20: Appendix 1: 2022 Factors Impacting Earnings 1. 2022 equity earning rate base reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate. 2. The capital structure of an investor-owned utility is the proportional authorization of shareholders’ equity and debt that comprise a company’s long-range financing or its capitalization. The CPUC currently authorized capital structure is comprised of 47.5% long-term debt, 0.5% preferred equity, and 52% common equity. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 3. CPUC authorized ROE of 10.25% is pending resolution of the 2022 Cost of Capital filing. 4. Refer to Appendix 10, Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance. 5. Non-cash amounts for Non-Core items are after tax, directional, and subject to change. 6. Non-GAAP Core Earnings assumptions include: • CPUC final decision and approval of settlement for the 2020 Wildfire Mitigation Catastrophic Event ("WMCE") proceeding delayed to 2023; • No 2022 impacts from changes in the federal tax code; and • All potentially dilutive securities were included in the calculation of Non-GAAP Core EPS. 7. Unrecoverable interest expense includes PG&E Corporation long-term debt, Wildfire Fund contribution debt financing, and other interest above authorized. Slide 21: Appendix 2: 2023 Factors Impacting Earnings 1. 2023 equity earning rate base reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate, and 2023 GRC application including the September 2022 inflation update. 2. The capital structure of an investor-owned utility is the proportional authorization of shareholders’ equity and debt that comprise a company’s long-range financing or its capitalization. The CPUC currently authorized capital structure is comprised of 47.5% long-term debt, 0.5% preferred equity, and 52% common equity. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 3. CPUC authorized ROE of 10.25% is pending resolution of the 2023 Cost of Capital filing. 4. Refer to Appendix 10, Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance. 5. Non-cash amounts for Non-Core items are after tax, directional, and subject to change. 6. Non-GAAP Core Earnings assumptions include: • CPUC final decision and approval of settlement for the 2020 WMCE proceeding in 2023; • No 2023 impacts from changes in the federal tax code; and • All potentially dilutive securities were included in the calculation of Non-GAAP Core EPS. 7. Unrecoverable interest expense includes PG&E Corporation long-term debt, Wildfire Fund contribution debt financing, and other interest above authorized. Slide 22: Appendix 3: CapEx And Rate Base 1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized and reflects the spending forecast from the 2023 GRC application including the September 2022 inflation update. 2. CapEx forecast includes $3.21 billion of fire risk mitigation capital expenditures that will be excluded from the Utility's equity rate base. The Utility has spent approximately $3.6 billion cumulatively towards this total including approximately $500 million and $1.1 billion during the three and nine months ended September 30, 2022. 3. The Utility entered into a lease for the Lakeside Building in Oakland, California, with an option to purchase in 2023, in accordance with its application to sell its San Francisco General Office headquarters complex and as requested in the 2023 GRC. Slide 23: Appendix 4: Expected Recovery Of Wildfire-Related Costs 1. Balance represents wildfire-related costs approved in the 2020 GRC and recorded in the RTBA, WMBA, and VMBA, and amounts approved through subsequent advice letters. 2. Amounts may not sum due to rounding. Slide 24: Appendix 5: SB 846 Diablo Canyon Legislation 1. The pre-extension period extends through the scheduled retirement dates of November 2024 and August 2025 for Units 1 and 2, respectively. The extension period covers the additional 5-year life for each Unit. Slide 25: Appendix 6: Wildfire Mitigation Plan Progress 1. Data is from January 1, 2019 through September 30, 2022. Slide 27: Appendix 8: Regulatory Progress 1. The rate case timelines reflect expected filing and decision time frames; actual timing may differ. Slide titles are hyperlinks

® 31 Appendix 10: Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 32-36 Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 37 Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance Slides 38-42 Exhibit D: General Earnings Sensitivities for 2022 and 2023 Slide 43 Exhibit E: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation Slide 44 Exhibit F: Use of Non-GAAP Financial Measures Slide 45

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2022	2021	2022	2021	2022	2021	2022	2021
PG&E Corporation's Earnings (Loss) on a GAAP basis	$ 456	$ (1,091)	$ 0.21	$ (0.55)	$ 1,287	$ (574)	$ 0.60	$ (0.29)
Non-core items: (1)								
Amortization of Wildfire Fund contribution (2)	85	116	0.04	0.06	254	287	0.12	0.14
Strategic repositioning costs (3)	61	—	0.03	—	65	—	0.03	—
Fire Victim Trust tax benefit net of securitization (4)	29	—	0.01	—	(279)	—	(0.13)	—
Bankruptcy and legal costs (5)	16	1,307	0.01	0.66	202	1,379	0.09	0.69
Wildfire-related costs, net of insurance (6)	12	5	0.01	—	190	141	0.09	0.07
Investigation remedies (7)	5	68	—	0.03	76	147	0.04	0.07
Prior period net regulatory impact (8)	(56)	74	(0.03)	0.04	(11)	162	(0.01)	0.08
PG&E Corporation's Non-GAAP Core Earnings (9)	$ 608	$ 479	$ 0.29	$ 0.24	$ 1,783	$ 1,542	$ 0.84	$ 0.78

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit F: Use of Non-GAAP Financial Measures.

32

® 33 Third Quarter, 2022 vs. 2021 (in millions, except per share amounts) (3) The Utility recorded costs of $85 million (before the tax impact of $24 million) and $90 million (before the tax impact of $25 million) during the three and nine months ended September 30, 2022, respectively, for one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and the potential sale of a minority interest in Pacific Generation LLC. (2) The Utility recorded costs of $118 million (before the tax impact of $33 million) and $353 million (before the tax impact of $99 million) during the three and nine months ended September 30, 2022, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. (in millions) Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Losses, net of gains related to Customer Credit Trust $ 40 $ 40 Rate neutral securitization inception charge — 40 Fire Victim Trust tax benefit net of securitization (pre-tax) $ 40 $ 80 Tax impacts (11) (22) Tax benefits from Fire Victim Trust share sales — (337) Fire Victim Trust tax benefit net of securitization (post-tax) $ 29 $ (279) Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (4) Includes any earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization, and tax benefits associated with the sale of shares of PG&E Corporation common stock sold by the Fire Victim Trust.

® 34 Third Quarter, 2022 vs. 2021 (in millions, except per share amounts) (6) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below. (in millions) Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 2019 Kincade fire-related costs $ 10 $ 26 2019 Kincade third-party claims — 150 2019 Kincade fire-related legal settlements — 20 2020 Zogg fire-related costs 4 21 2020 Zogg fire-related insurance recoveries (1) (10) 2021 Dixie fire-related legal settlements 4 39 Wildfire-related costs, net of insurance (pre-tax) $ 17 $ 246 Tax impacts (5) (56) Wildfire-related costs, net of insurance (post-tax) $ 12 $ 190 (5) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including exit financing costs, legal and other costs, and securities litigation costs, as shown below. (in millions) Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Exit financing $ 14 $ 72 Legal and other costs 9 64 Securities litigation costs — 145 Bankruptcy and legal costs (pre-tax) $ 23 $ 281 Tax impacts (7) (79) Bankruptcy and legal costs (post-tax) $ 16 $ 202 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2022 vs. 2021
(in millions, except per share amounts)

(7) Includes costs associated with the CPUC's OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the system enhancements related to the locate and mark OII, restoration and rebuild costs associated with the town of Paradise, and the settlement agreement with the Safety and Enforcement Division's investigation into the 2019 Kincade fire, as shown below.

(in millions)	**Three Months Ended September 30, 2022**	**Nine Months Ended September 30, 2022**
Wildfire OII disallowance and system enhancements	$ 3	$ 16
Locate and mark OII system enhancements	1	3
Paradise restoration and rebuild	1	(2)
2019 Kincade fire settlement	—	85
Investigation remedies (pre-tax)	**$ 5**	**$ 101**
Tax impacts	—	(25)
Investigation remedies (post-tax)	**$ 5**	**$ 76**

(8) Includes adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, partially offset by adjustments for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

(in millions)	**Three Months Ended September 30, 2022**	**Nine Months Ended September 30, 2022**
2011-2014 GT&S capital audit	$ (78)	$ (78)
TO18 and TO19 ROE impact	—	63
Prior period net regulatory impact (pre-tax)	**$ (78)**	**$ (16)**
Tax impacts	22	5
Prior period net regulatory impact (post-tax)	**$ (56)**	**$ (11)**

35

® 36 Third Quarter, 2022 vs. 2021 (in millions, except per share amounts) (9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit F: Use of Non-GAAP Financial Measures. Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2022. Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

® 37 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021. Amounts may not sum due to rounding. (1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS. (2) Represents cost reductions for overhead expenses, operational expenses, support costs, and workforce-related expenses during the three and nine months ended September 30, 2022. (3) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, income taxes, and results from variances in the percentage of quarterly earnings to annual earnings, unrecoverable interest expense, regulatory items, reinvestment, and other miscellaneous items. Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Third Quarter 2022 vs. 2021 Year to Date 2022 vs. 2021 Earnings Earnings per Common Share (Diluted) Earnings Earnings per Common Share (Diluted) 2021 Non-GAAP Core Earnings (1) $ 479 $ 0.24 $ 1,542 $ 0.78 Customer capital investments (rate base growth) 29 0.02 109 0.05 Cost reductions (2) 37 0.02 113 0.06 Regulatory, taxes, reinvestment and other miscellaneous items (3) 62 0.03 20 0.01 Change in shares outstanding — (0.02) — (0.06) 2022 Non-GAAP Core Earnings (1) $ 608 $ 0.29 $ 1,783 $ 0.84 Third Quarter, 2022 vs. 2021 (in millions, except per share amounts)

Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance

	2022				2023			
EPS Guidance	**Low**		**High**		**Low**		**High**	
Estimated Earnings on a GAAP basis	~ $	**0.80**	~ $	**1.01**	~ $	**0.98**	~ $	**1.21**
Estimated Non-Core Items: (1)								
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.11	~	0.10	~	0.02	~	0.01
Wildfire-related costs, net of insurance (4)	~	0.10	~	0.09	~	0.02	~	0.01
Investigation remedies (5)	~	0.05	~	0.05	~	0.01	~	0.01
Strategic repositioning costs (6)	~	0.03	~	0.03	~	—	~	—
Fire Victim Trust tax benefit net of securitization (7)	~	(0.15)	~	(0.32)	~	0.01	~	(0.17)
Prior period net regulatory impact (8)	~	(0.01)	~	(0.01)	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~ $	**1.09**	~ $	**1.11**	~ $	**1.19**	~ $	**1.23**

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2022 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit F: Use of Non-GAAP Financial Measures.

(2) "Amortization of Wildfire Fund contribution" represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. The total offsetting tax impact for the low and high non-core guidance range is $132 million for 2022 and 2023.

	2022				2023			
(in millions, pre-tax)	**Low guidance range**		**High guidance range**		**Low guidance range**		**High guidance range**	
Amortization of Wildfire Fund contribution	~ $	470	~ $	470	~ $	470	~ $	470

38

Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance

(3) "Bankruptcy and legal costs" consists of securities litigation costs, legal and other costs associated with PG&E Corporation's and the Utility's Chapter 11 filing, and exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt. The total offsetting tax impact for the low and high non-core guidance range is $90 million and $83 million, respectively, for 2022, and $18 million and $13 million, respectively, for 2023.

	2022		2023	
(in millions, pre-tax)	**Low guidance range**	**High guidance range**	**Low guidance range**	**High guidance range**
Securities litigation costs	~ $ 145	~ $ 145	~ $ —	~ $ —
Legal and other costs	~ 90	~ 70	~ 30	~ 20
Exit financing	~ 85	~ 80	~ 35	~ 25
Bankruptcy and legal costs	**~ $ 320**	**~ $ 295**	**~ $ 65**	**~ $ 45**

(4) "Wildfire-related costs, net of insurance" includes third-party claims and legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $56 million and $50 million, respectively, for 2022, and $14 million and $11 million, respectively, for 2023.

	2022		2023	
(in millions, pre-tax)	**Low guidance range**	**High guidance range**	**Low guidance range**	**High guidance range**
2019 Kincade third-party claims	~ $ 150	~ $ 150	~ $ —	~ $ —
2019 Kincade fire-related costs	~ 40	~ 20	~ 35	~ 25
2019 Kincade fire-related legal settlements	~ 20	~ 20	~ —	~ —
2020 Zogg fire-related costs	~ 40	~ 20	~ 30	~ 20
2020 Zogg fire-related insurance recoveries	~ (30)	~ (10)	~ (30)	~ (20)
2021 Dixie fire-related legal settlements	~ 50	~ 50	~ 15	~ 15
Wildfire-related costs, net of insurance	**~ $ 270**	**~ $ 250**	**~ $ 50**	**~ $ 40**

39

Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance

(5) "Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $28 million for 2022 and $3 million for 2023.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range	2023 Low guidance range	2023 High guidance range
2019 Kincade fire settlement	~ $ 85	~ $ 85	~ $ —	~ $ —
Wildfire OII disallowance and system enhancements	~ 20	~ 20	~ 20	~ 20
Paradise restoration and rebuild	~ 15	~ 15	~ 10	~ 10
Locate and mark OII system enhancements	~ 5	~ 5	~ 5	~ 5
Investigation remedies	**~ $ 125**	**~ $ 125**	**~ $ 35**	**~ $ 35**

(6) "Strategic repositioning costs" includes one-time costs related to repositioning PG&E Corporation's and the Utility's operating model, including their workforce, and costs associated with the potential sale of a minority interest in Pacific Generation LLC. The total offsetting tax impact for the low and high non-core guidance range is $27 million for 2022.

(in millions, pre-tax)	2022 Low guidance range	2022 High guidance range	2023 Low guidance range	2023 High guidance range
Strategic repositioning costs	~ $ 95	~ $ 95	~ $ —	~ $ —

40

Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance

(7) "Fire Victim Trust tax benefit net of securitization" includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the rate neutral (SB 901) securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. Also included are the earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust. The 2022 low case includes tax benefits for the 135,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of October 20, 2022, plus losses, net of gains, on investments related to the Customer Credit Trust, and the 2022 high case reflects an assumption that the Fire Victim Trust sells all 477,743,590 shares in 2022, plus losses, net of gains, on investments related to the Customer Credit Trust. The 2023 low case reflects an assumption that the Fire Victim Trust sells zero shares during 2023, whereas the 2023 high case reflects an assumption that the Fire Victim Trust sells the remaining 342,743,590 shares during 2023. The total offsetting tax benefit for the low and high non-core guidance range is $536 million and $2.3 billion, respectively, for 2022, and $11 million and $1.8 billion, respectively, for 2023.

	2022		2023	
(in millions, pre-tax)	**Low guidance range**	**High guidance range**	**Low guidance range**	**High guidance range**
Rate neutral securitization inception charge	~ $ 185	~ $ 1,525	~ $ 40	~ $ 1,425
Losses, net of gains related to Customer Credit Trust	~ 40	~ 40	~ —	~ —
Fire Victim Trust tax benefit net of securitization	**~ $ 225**	**~ $ 1,565**	**~ $ 40**	**~ $ 1,425**

41

® 42 Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2022. Exhibit C: PG&E Corporation's 2022 and 2023 Earnings Guidance (8) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, net of the TO18 and TO19 ROE impact resulting from the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. The total offsetting tax impact for the low and high non-core guidance range is $4 million for 2022 and $10 million for 2023. 2022 2023 (in millions, pre-tax) Low guidance range High guidance range Low guidance range High guidance range 2011-2014 GT&S capital audit ~ $ (80) ~ $ (80) ~ $ (35) ~ $ (35) TO18 and TO19 ROE impact ~ 65 ~ 65 ~ — ~ — Prior period net regulatory impact ~ $ (15) ~ $ (15) ~ $ (35) ~ $ (35)

® 43 Exhibit D: General Earnings Sensitivities for 2022 and 2023 Pacific Gas & Electric Company Variable Description of Change Estimated 2022 Non-GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/- $26 million Share count +/- 1% change in average shares +/- $0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/- $0.01 per share Variable Description of Change Estimated 2023 Non-GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/- $30 million Share count +/- 1% change in average shares +/- $0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/- $0.01 per share

Exhibit E: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation
PG&E Corporation

Third Quarter, 2022 vs. 2021

(in millions)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
PG&E Corporation's Net Income (Loss) on a GAAP basis	**$ 459**	**$ (1,088)**	**$ 1,297**	**$ (564)**
Income tax provision (benefit)	(97)	1,125	(629)	994
Other income, net	(118)	(132)	(246)	(387)
Interest expense	525	399	1,355	1,205
Interest income	(43)	—	(70)	(17)
Reorganization items, net	—	—	—	11
Operating Income	**$ 726**	**$ 304**	**$ 1,707**	**$ 1,242**
Depreciation, amortization, and decommissioning	1,002	801	2,915	2,540
Wildfire Fund expense	118	162	353	399
Bankruptcy and legal costs	23	1,320	281	1,418
Wildfire-related costs, net of insurance	17	7	246	196
Prior period net regulatory impact	(78)	135	(16)	257
Investigation remedies	5	74	101	171
Fire Victim Trust tax benefit net of securitization	40	—	80	—
Strategic repositioning costs	85	—	90	—
PG&E Corporation's Non-GAAP Adjusted EBITDA	**$ 1,938**	**$ 2,804**	**$ 5,757**	**$ 6,224**

PG&E Corporation discloses "Adjusted EBITDA," which is a non-GAAP financial measure, in order to provide a measure that some investors may find useful for evaluating PG&E Corporation's performance. PG&E Corporation's management generally does not use Adjusted EBITDA in managing its business.

Adjusted EBITDA is calculated as PG&E Corporation's net income (loss) plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus Wildfire Fund expense; plus bankruptcy and legal costs; plus wildfire-related costs, net of insurance; plus prior period net regulatory impact; plus investigation remedies; plus Fire Victim Trust tax benefit net of securitization; and plus strategic repositioning costs.

Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA. Amounts may not sum due to rounding.

44

® 45 Exhibit F: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non- GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024- 2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.